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                                                                    EXHIBIT 23.1





CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 30, 1998 and March 27, 1996 appearing in BancFirst Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.



PricewaterhouseCoopers LLP

Oklahoma City, OK
September 29, 1998